UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 2, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2017, the Board of Directors (the “Board”) of US Foods Holding Corp., a Delaware corporation (the “Company”), approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to adopt a majority voting standard for the election of directors in uncontested elections (“Bylaw Amendment No. 1”). In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

Additionally, the Board approved an amendment to the Bylaws to provide that stockholders may amend, alter or repeal the Bylaws upon the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote generally in the election of directors (“Bylaw Amendment No. 2”). The Bylaws currently provide that stockholders can amend, alter or repeal the Bylaws only if that action is approved by the affirmative vote of at least 75% of the outstanding shares of common stock of the Company. Bylaw Amendment No. 2 will become effective upon, and is subject to, stockholder approval of an amendment to the corresponding provision in the Company’s Amended and Restated Certificate of Incorporation.

A copy of the Second Amended and Restated Bylaws reflecting Bylaw Amendment No. 1 is attached hereto as Exhibit 3.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

3.1	Second Amended and Restated Bylaws of the Company, effective November 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 7, 2017	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Kristin M. Coleman Executive Vice President, General Counsel and Chief Compliance Officer